Exhibit 99.1

RenaissanceRe to Participate in Merrill Lynch Insurance Investors Conference

Pembroke, Bermuda, February 4, 2008— RenaissanceRe Holdings Ltd. (NYSE: RNR) announced today that Neill A. Currie, Chief Executive Officer, and Fred R. Donner, Executive Vice President and Chief Financial Officer, will participate in the Merrill Lynch Insurance Investors Conference at 4 World Financial Center in New York on Wednesday, February 13, 2008. Mr. Currie will deliver a presentation scheduled to take place at 12:35 pm ET.

Slides from Mr. Currie’s presentation, as well as a live, listen-only audio webcast, will be available on the Investor Presentations page of the Investors section of the Company’s website: www.renre.com. A replay of the audio webcast will be available on the website until February 27th, 2008.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk, which includes primary insurance and quota share reinsurance.

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INVESTOR CONTACT:	MEDIA CONTACT:
Fred R. Donner	David Lilly or Dawn Dover
Executive Vice President and	Kekst and Company
Chief Financial Officer	(212) 521-4800
RenaissanceRe Holdings Ltd.
(441) 295-4513